Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES AND PRINCIPAL CONSOLIDATED AFFILIATED ENTITIES*

UP Fintech Holding Limited (the “Company”) was incorporated under the laws of Cayman Islands on January 26, 2018. The Company, its subsidiaries, its consolidated variable interest entities (“VIEs”) and VIEs’ subsidiaries (collectively, the “Group”) are primarily engaged in providing online brokerage services.

As of December 31, 2019, details of the Group’s subsidiaries, VIEs and VIEs’ subsidiaries were as follows:

Place of establishment/ incorporation
Subsidiaries:
Tiger Holdings Group Limited (“Tiger Holdings”)	New Zealand
Tiger Brokers (NZ) Limited (“TBNZ”)[1]	New Zealand
U-Tiger SPC (“U-Tiger SPC”)	Cayman Islands
I-Tiger Global Investment SPC (“I-Tiger SPC”)	Cayman Islands
I-Tiger Capital Management Limited (“I-Tiger Capital Management”)	Cayman Islands
I-Tiger Global Investment Management Limited (“I-Tiger Global Investment”)	Cayman Islands
I-Tiger Capital Limited (“I-Tiger Capital”)	Cayman Islands
Prosperous Investment Management Limited (“Prosperous Investment”)	Cayman Islands
Tiger Brokers (AU) Pty Limited (“TBAU”)[2]	Australia
Up Fintech International Limited (“Up International”)	Hong Kong
Tiger Brokers (Singapore) PTE Ltd. (“Tiger Brokers SG”)	Singapore
US Tiger Securities, Inc. (“US Tiger Securities”)	United States of America (“USA”)
Ningxia Xiangshangyixin Technology Co., Ltd (“Ningxia XSYX”, “Ningxia WFOE”)	PRC
Up Fintech Global Holdings Limited (“Up Global”)	BVI
Tiger Fintech Holdings, Inc (“Tiger Fintech Holdings”)	USA
Xiangshang Upfintech Holdings Limited (“Xiangshang Upfintech Holdings”)	BVI
Beijing Xiangshangyixin Technology Co., Ltd (“Beijing XSYX”, “Beijing WFOE”)	PRC
Trading Front Inc (“Trading Front”)	USA
Wealthn LLC (“Wealthn”)	USA
Uptech Global Holding Limited (“Uptech Holding”)	British Virgin Islands (“BVI”)
Tiger Fixed Income Portfolio Limited (“Tiger Fixed”)	Cayman Islands
JV Uptech Holding limited (“JV”)	BVI
Kastle Limited (“Kastle”)	Hong Kong
Fleming Funds Management Pty Limited (“Fleming”)	Australia
Amtiger Consultants Private Limited (“Amtiger”)	India
Tung Chi Consulting Limited (“Tung Chi”)	Hong Kong
Marsco Investment Corporation (“Marsco”)	USA
Tiger Investor Services Pty Limited (“Tiger Investor”)	Australia

(1)  In June, 2019, the name of  “Top Capital Partners Limited” was changed to “Tiger Brokers (NZ) Limited”.

(2)  In May, 2019, the name of “Top Capital Partners (Australia) PTY Limited” was changed to “Tiger Brokers (AU) Pty Limited”.

ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Place of establishment/ incorporation
Subsidiaries:
Tradeup Inc. (“Tradeup”)	USA

VIEs:
Ningxia Xiangshang Rongke Technology Co.,LTD (“Ningxia Rongke”, “Ningxia VIE”)	PRC
Beijing Xiangshang Yiyi Laohu Technology Group Co.,LTD (“Beijing Yiyi”, “Beijing VIE”)	PRC

VIEs’ subsidiaries:
Tiger Technology Corporation Limited (“Tiger Technology”)	Hong Kong
Tiger Holdings, LLC (“Tiger LLC”)	USA
Beijing U-Tiger Network Technology Co., LTD. (“Beijing U-Tiger Network”)	PRC
Beijing U-Tiger Business Service Co., Ltd (“Beijing U-Tiger Business”)	PRC
Beijing Chenhao Technology Co., LTD. (“Beijing Chenhao”)	PRC
Tiger Financial Information Service (NX) Co., Ltd. (“Tiger Financial Information”)	PRC
Tiger Rongke Technology Co., Ltd. (“Tiger Rongke”)	PRC
Fangguang Technology (NX) Co., Ltd. (“Fangguang Technology”)	PRC
Yunxin (Beijing) Information Consulting Co., Ltd. (“Beijing Yunxin”)	PRC
Xinhu Information Technology (SH) Co., Ltd (“Shanghai Xinhu”)	PRC
Top Capital Partners Custodians Limited (“Top Capital Partners Custodians”)	New Zealand
Beijing Zhijianfengyi Information Technology Co., Ltd (“Beijing ZJFY”)	PRC
Shenzhen Xiang Shang Hu Xun Technology Co., LTD. (“Hu Xun”)	PRC
Beijing Beihu Commercial Service Co., Ltd (“Beihu”)	PRC
Beijing Huyi Technology Co., Ltd (“Huyi”)	PRC
Guangzhou U-Tiger Technology Co.,LTD (“Guangzhou U-Tiger”)	PRC
Shenzhen Huichuang Tianrong Asset Management Co.,Ltd. (“Huichuang Tianrong”)	PRC
Tiger Brokers International Limited (“TB International”)	Hong Kong
Tiger Brokers Group Limited (“TB Group”)	Hong Kong
Tiger Assets Management Corporation Limited (“Tiger Asset Management”)	Hong Kong

*   Other entities of UP Fintech Holding Limited have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.